Corindus Vascular Robotics, Inc. 8-K

Exhibit 99.1

Corindus Vascular Robotics Reports First Quarter 2016 Results

WALTHAM, MA – May 5, 2016 – Corindus Vascular Robotics, Inc. [NYSE MKT: CVRS], a leading developer of precision vascular robotics, today reported financial results for the three months ended March 31, 2016.

Recent Highlights and Accomplishments

•         Installed two new CorPath® Systems in the first quarter of 2016 increasing the total installed base to 40 CorPath Systems

•         Revenues of $1.1 million for the first quarter of 2016, compared to $0.8 million for the same period in the prior year

•         Received FDA 510(k) clearance for the CorPath System for use in peripheral vascular interventions

o   Clearance based on results of the RAPID clinical trial (Robotic-assisted Peripheral Intervention for Peripheral Artery Disease) Study conducted at Medical University of Graz in Austria

•         Martin Leon, MD, one of the preeminent thought leaders in the field of interventional cardiology, joined Corindus as an external consultant and executive advisor

o   Dr. Leon is the Director of the Center for Interventional Vascular Therapy, Director of the Cardiac Catheterization Laboratories, and an Executive board member of the New York-Presbyterian Heart Valve Center

•         Appointed Doug Teany as Senior Vice President of Operations and Research & Development

"We are pleased to report first quarter results which reflect several strategic accomplishments aimed toward further driving long-term success and commercialization of the CorPath System,” said Mark Toland, President and Chief Executive Officer of Corindus. “I am even more encouraged by the opportunity for Corindus since joining the company just over a month ago. In a short time period, we have started to meaningfully strengthen our team, bringing in leaders with proven track records of business development, R&D and clinical success in cardiology. We are positioning Corindus for success in establishing robotic capabilities in the cath lab through clinical evidence and tangible benefits to both patients and clinicians.”

First Quarter 2016 Financial Results

Revenues for the first quarter of 2016 were $1.1 million compared to $0.8 million for the same period in the prior year. The increase is due primarily to an increase in revenue from our CorPath Systems.

Gross profit was $30,000 in the first quarter of 2016, compared to a gross loss of $25,000 in the first quarter of 2015. Cost of revenues for the first quarter of 2016 continued to include the effect of under-utilization of production facilities which is expected to continue throughout 2016.

Research and development expenses were $2.3 million for the first quarter of 2016 compared to $2.8 million in the first quarter of 2015. The decrease is primarily due to reduced investments in prototype and consultant services related to the development of product enhancements. Selling, general and administrative expenses were $5.0 million in the first quarter of 2016, compared to $4.0 million in the first quarter of 2015. The increase is primarily due to costs associated with the recent CEO transition as well as incremental employee related costs resulting from continued investment in commercial capabilities.

Net loss was $7.6 million for the first quarter of 2016, compared to a loss of $7.2 million in the first quarter of 2015.

Cash, cash equivalents, and marketable securities as of March 31, 2016 were $35.3 million.

Conference Call

Management will host an investment community conference call today beginning at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by dialing (877) 201-0168 for domestic callers, or (647) 788-4901 for international callers (Conference ID: 94143809), or from the webcast on the "Investor Relations" section of the Company’s website at: www.corindus.com. Following the call, a replay will be available on the Investor Relations section of the Company’s website.

About Corindus Vascular Robotics, Inc.

Corindus Vascular Robotics, Inc. is a global technology leader in robotic-assisted vascular interventions. The company's CorPath System is the first FDA-cleared medical device to bring robotic-assisted precision to radial, coronary, and peripheral procedures. During the procedure, the interventional cardiologist sits at a radiation-shielded workstation to advance stents and guidewires with millimeter-by-millimeter precision. The workstation allows the physician greater control and the freedom from wearing heavy lead protective equipment that causes musculoskeletal injuries. With the CorPath System, Corindus Vascular Robotics brings robotic precision to radial and complex interventional procedures to help optimize clinical outcomes and minimize the costs associated with complications of improper stent placement with manual procedures. Corindus stands behind its product with its unique $1,000 hospital credit "One Stent Program." For additional information, visit www.corindus.com, and follow @CorindusInc.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Corindus to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that includes terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Corindus’ beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Corindus’ control.

Examples of such statements include statements regarding:

•         the potential benefits of our CorPath System and robotic-assisted PCI for hospitals, patients and physicians, and

•         positioning Corindus for success in establishing robotic capabilities through clinical evidence and tangible benefits to patients and clinicians.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled "Risk Factors" in the company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, including, but not limited to the following: the rate of adoption of our CorPath System and the rate of use of our cassettes; risks associated with market acceptance, including pricing and reimbursement; our ability to enforce our intellectual property rights; our need for additional funds to support our operations; our ability to manage expenses and cash flow; factors relating to engineering, regulatory, manufacturing, sales and customer service challenges; potential safety and regulatory issues that could slow or suspend our sales; and the effect of credit, financial and economic conditions on capital spending by our potential customers. Forward looking statements speak only as of the date they are made. Corindus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. More information is available on Corindus' website at http://www.corindus.com.

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Media Contacts:
Corindus Vascular Robotics, Inc.
Brett Prince	Yuliya Kutuzava
(508) 653-3335 ext. 231	203-504-8230 ext. 131
brett.prince@corindus.com	corindus@knbpr.com

Investor Contact:

Lynn Pieper Lewis

415-937-5402

ir@corindus.com

CORINDUS VASCULAR ROBOTICS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2015	2016
Revenue	$776	$1,108
Cost of revenue	801	1,078
Gross profit (loss)	(25)	30
Operating expenses:
Research and development	2,763	2,310
Selling, general and administrative	3,984	4,965
Total operating expense	6,747	7,275
Operating loss	(6,772)	(7,245)
Other expense:
Interest and other expense	(397)	(382)
Total other expense	(397)	(382)
Net loss	$(7,169)	$(7,627)
Net loss per share--basic and diluted	$(0.07)	$(0.06)

Weighted-average common shares used in computing net loss per share--basic and diluted	105,883,157	119,046,243

CORINDUS VASCULAR ROBOTICS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS DATA

(In thousands, except share and per share amounts)

	December 31,	March 31,
	2015	2016
Assets
Current Assets:
Cash and cash equivalents	$22,142	$23,639
Marketable securities	20,524	11,677
Accounts receivable	878	1,271
Due from related party	—	125
Inventories, net	1,329	1,465
Prepaid expenses and other current assets	591	352
Total current assets	45,464	38,529
Property and equipment, net	1,382	1,150
Deposits and other assets	157	155
Notes receivable due from stockholders	136	71
Total assets	$47,139	$39,905

Liabilities and stockholders' equity
Current Liabilities:
Accounts payable	$1,538	$1,995
Accrued expenses	1,199	2,080
Deferred revenue	701	631
Current portion of long-term debt	4,033	4,212
Total current liabilities	7,471	8,918

Long-term liabilities:
Deferred revenue, net of current portion	106	198
Other liabilities	42	33
Long-term debt, net of current portion	3,673	2,575
Total long-term liabilities	3,821	2,806
Total liabilities	11,292	11,724

Stockholders' equity:
Common stock, $0.0001 par value; 250,000,000 shares authorized; 118,832,411 shares at December 31, 2015 and 119,682,994 shares at March 31, 2016 issued and outstanding	12	12
Additional paid-in capital	149,489	149,432
Accumulated other comprehensive gain (loss)	(14)	4
Accumulated deficit	(113,640)	(121,267)
Total stockholders' equity	35,847	28,181
Total liabilities and stockholders' equity	$47,139	$39,905